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                                                                      Exhibit 21

                        SUBSIDIARIES OF NCR CORPORATION

                                                       Organized under the
                                                             Laws of

Compris Technologies, Inc.                                    Georgia
Data Pathing Incorporated                                    Delaware
International Investments Inc.                               Delaware
The National Cash Register Company                           Maryland
NCR Autotec Inc.                                             Delaware
NCR European Logistics, Inc.                                 Delaware
The NCR Foundation                                             Ohio
NCR Government Systems Corporation                           Delaware
NCR International, Inc.                                      Delaware
NCR Ivory Coast, Inc.                                        Delaware
NCR Overseas Trade Corporation                               Delaware
NCR Personnel Services Inc.                                  Delaware
NCR Scholarship Foundation                                     Ohio
North American Research Corporation                          Delaware
Old River Software Inc.                                      Delaware
Quantor Corporation                                          Delaware
Sparks, Inc.                                                   Ohio
Teradata Corporation                                         Delaware
Teradata International Corporation                           Delaware
The Microcard Corporation                                    Delaware

NCR Argentina S.A.                                           Argentina
NCR Australia Pty. Limited                                   Australia
CDPC Pty. Limited                                            Australia
NCR Superannuation Nominees, Ltd.                            Australia
NCR Productivity Savings Plan Pty Ltd.                       Australia
Teradata Australia Pty Limited                               Australia
NCR Oesterreich Ges.m.b.H.                                    Austria
NCR (Bahrain) W.L.L.                                          Bahrain
NCR Belgium & Co.                                             Belgium
NCR (Bermuda) Limited                                         Bermuda
NCR Services Limited                                          Bermuda
Global Assurance Limited                                      Bermuda
NCR Brasil Ltda                                                Brazil
NCR Monydata Ltda.                                             Brazil
Monydata da Amazona Industria e Comercio Ltda                  Brazil
NCR Bulgaria Ltd.                                             Bulgaria
NCR Cameroon, S.A.                                            Cameroon
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NCR Canada Ltd.                                                Canada
NCR de Chile, S.A.                                             Chile
NCR Colombia S.A.                                             Colombia
NCR Croatia d.o.o.                                            Croatia
NCR (Cyprus) Limited                                           Cyprus
NCR (Middle East) Limited                                      Cyprus
NCR (North Africa) Limited                                     Cyprus
NCR (IRI) Ltd.                                                 Cyprus
NCR Danmark A/S                                               Denmark
NCR Norden A/S                                                Denmark
NCR Dominicana C. por A.                                 Dominican Republic
NCR Finland Oy                                                Finland
AT&T Istel Finland Oy                                         Finland
NCR France S.A.                                                France
NCR Antilles S.A.R.L.                                          France
NCR Gabon S.A.R.L.                                             Gabon
NCR Holding GmbH                                              Germany
NCR GmbH                                                      Germany
NCR OEM Europe GmbH                                           Germany
NCR Central and Eastern Europe GmbH                           Germany
NCR Czeska republika spol. s.r.o.                          Czech Republic
NCR Ghana Limited                                              Ghana
NCR (Hellas) S.A.                                              Greece
NCR Foreign Sales Corporation                                   Guam
NCR (Hong Kong) Limited                                      Hong Kong
NCR (China) Limited                                          Hong Kong
NCR (Asia) Limited                                           Hong Kong
NCR Asia Pacific Logistics Center Limited                    Hong Kong
NCR Magyarorszag Kft.                                         Hungary
NCR Corporation India Private Limited                          India
NCR Italia S.p.A.                                              Italy
NCR Japan, Ltd.                                                Japan
NCR Japan Sales Co., Ltd.                                      Japan
AT&T WINS, Inc.                                                Japan
NCR (Kenya) Limited                                            Kenya
Afrique Investments Ltd.                                       Kenya
Data Processing Printing and Supplies Limited                  Kenya
NCR Korea Co., Ltd.                                            Korea
NCR (Macau) Limited                                            Macau
NCR (Malaysia) Sdn. Bhd.                                      Malaysia
EPNCR (Malaysia) Sdn. Bhd.                                    Malaysia
Compu Search Sdn Bhd                                          Malaysia
NCR de Mexico, S.A. de C.V.                                    Mexico
NCR (Maroc)                                                   Morocco

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NCR Nederland N.V.                                          Netherlands
NCR European Logistics Center BV                            Netherlands
NCR EMEA Regional Care Center B.V.                          Netherlands
NCR (NZ) Limited                                            New Zealand
NCR (Nigeria) PLC                                             Nigeria
NCR Norge A/S                                                  Norway
NCR Corporation de Centro-America, S.A.                        Panama
NCR Corporation de Panama, S.A.                                Panama
NCR del Peru S.A.                                               Peru
NCR Corporation (Philippines)                               Philippines
NCR Software Corporation (Philippines)                      Philippines
NCR Polska Sp.z.o.o.                                           Poland
NCR Portugal-Informatica, Lda                                 Portugal
NCR Corporation of Puerto Rico                              Puerto Rico
NCR Romania Information Technology S.R.L.                     Romania
NCR A/O                                                        Russia
NCR Senegal S.A.R.L.                                          Senegal
NCR Singapore Pte Ltd                                        Singapore
NCR Asia Pacific Pte Ltd.                                    Singapore
NCR Slovensko spol. s.r.o.                                    Slovakia
NCR I.T. d.o.o.                                               Slovenia
NCR International (South Africa) (Pty) Ltd.                 South Africa
NCR Espana, S.A.                                               Spain
NCR (Lanka) Ltd.                                             Sri Lanka
NCR (Switzerland)                                           Switzerland
National Registrierkassen AG                                Switzerland
Axeed Informatik AG                                         Switzerland
NCR Systems Taiwan Limited                                     Taiwan
NCR Taiwan Software Ltd                                        Taiwan
NCR (Thailand) Limited                                        Thailand
NCR Tunisia, Societe Anonyme                                  Tunisia
NCR Bilisim Sistemleri, A.S.                                   Turkey
NCR Europe, Ltd.                                           United Kingdom
NCR UK Group Limited                                       United Kingdom
NCR Limited                                                United Kingdom
NCR (Holdings) Ltd.                                        United Kingdom
NCR Properties Limited                                     United Kingdom
Express Boyd Limited                                       United Kingdom
NCR Capita Limited                                         United Kingdom
NCR Financial Solutions Group Limited                      United Kingdom
NCR Treasury Services Limited                              United Kingdom
Regis Court Management Limited                             United Kingdom
NCR Capita (May) Limited                                   United Kingdom
Melcombe Court Management (Marylebone) Limited             United Kingdom
Teradata Europe Ltd                                        United Kingdom

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Sharebase Europe Ltd                                       United Kingdom
Teradata UK Ltd                                            United Kingdom
NCR del Uruguay S.A.                                          Uruguay
NCR (Zambia) Ltd.                                              Zambia
NCR Zimbabwe (Private) Limited                                Zimbabwe
N Timms & Co. (Private) Limited                               Zimbabwe